Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Bon Natural Life Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1) (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Units consisting of:	Rule 457(o)	—	—	$12,000,000	0.0001531	$1,837.20
Fees to be Paid	Equity	(i) Class A Ordinary Shares (3)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase Class A Ordinary Shares (3)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase Class A Ordinary Shares (3)	—	—	—	—	—	—
Fees to be Paid	Equity	Pre-Funded Units (5) consisting of:	Rule 457(i)	—	—	—	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase Class A Ordinary Shares(3)	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase Class A Ordinary Shares (3)	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase Class A Ordinary Shares (3)	—	—	—	—	—	—
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Series A Warrants (4)	Rule 457(o)	—	—	$12,000,000	0. 0001531	$1,837.20
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Series B Warrants (4)	Rule 457(o)	—	—	$234,000,000	0. 0001531	$35,825.40
	Total Offering Amounts					$258,000,000		$39,499.80
	Total Fees Previously Paid							$4,593.00
	Total Fee Offsets							$0.00
	Net Fee Due							$34,906.80

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.001 per share (the “Class A Ordinary Shares”), of Bon Natural Life Limited (the “Registrant”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	No separate fee is required pursuant to Rule 457(i) under the Securities Act.

(4)	There will be issued one Series A Warrant to each purchase one Class A Ordinary Share and one Series B Warrant to each purchase one Class A Ordinary Share, for every one Class A Ordinary Share offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of (i) the Class A Ordinary Shares issuable upon exercise of the Series A Warrants included in the Ordinary Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $12,000,000, which is equal to 100% of $12,000,000, as each Ordinary Unit and each Pre-Funded Unit will include a Series A Warrant to purchase one Class A Ordinary Share at an exercise price equal to 100% of the purchase price per Ordinary Unit and (ii) the Class A Ordinary Shares issuable upon exercise of the Series B Warrants included in the Ordinary Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $18,000,000, which is equal to 150% of $12,000,000, as each Ordinary Unit and each Pre-Funded Unit will also include a Series B Warrant to purchase a Class A Ordinary Share at an exercise price equal to 150% of the purchase price per Ordinary Unit; however the Series B Warrants may be exercised, at the option of the holder, using on an alternative cashless exercise basis, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise equal to the product of (a) the number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise and (b) the quotient obtained by dividing (i) the then applicable exercise price minus the lowest volume weighted average price (“VWAP”) of the Class A Ordinary Shares during the 10 trading days immediately prior to the applicable exercise date (such VWAP, the “Low Price”) by (ii) 50% of the Low Price, or 13 Class A Ordinary Shares using an assumed exercise price of $1.80 per Class B Warrant and an assumed Low Price of $0.24, which is the floor price under the Class B Warrant and consequently the proposed maximum offering price of the Class A Ordinary Shares issuable exercise of the Series B Warrants included in the Ordinary Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $234,000,000, which is equal to $18,000,000 times 13.

(5)	The proposed maximum offering price of the Ordinary Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Ordinary Units together with Pre-Funded Units (as well as the Class A Ordinary Shares included in the Ordinary Units and issuable upon exercise of the Series A Warrants, Series B Warrants and Pre-Funded Warrants included in such Ordinary Units and Pre-Funded Units, as applicable), if any, is $12,000,000.